Exhibit 10.2

CARMELL THERAPEUTICS CORPORATION

2009 STOCK INCENTIVE PLAN

1.	Purpose of the Plan.

The purpose of the CarMell Therapeutics Corporation 2009 Stock Incentive Plan (the “Plan”) is to promote the interests of CarMell Therapeutics Corporation (the “Company”), any of its subsidiaries and its stockholders by (i) attracting and retaining employees, officers, directors, consultants and advisors of outstanding ability, (ii) motivating such persons, by means of performance-related incentives, to achieve long-range performance goals, and (iii) enabling such persons to participate in the long-term growth and financial success of the Company and any of its subsidiaries. The effective date of this Plan is May 26, 2009 (the “Effective Date”); this Plan shall apply to all grants made on or after the Effective Date.

2.	Administration.

a. Subject to the following paragraph, the Plan shall be administered by the Company’s Board of Directors (the “Board”) or by a Compensation Committee of the Board (the “Committee”). If the Board appoints a Committee, such Committee shall be deemed to have been delegated the authority to administer the Plan (unless the Board determines otherwise) and shall be empowered to take all actions reserved to the Board under the Plan (and references herein to the Board shall be deemed in such case to refer to the Committee). The Board is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations to further the purposes of the Plan, and to make all other determinations necessary for the administration of the Plan. All such actions by the Board shall be conclusive, final and binding on all recipients of grants hereunder (“participants”).

b. Following registration by the Company of its common stock, par value $.001 per share (“Common Stock”), under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any Committee to which Plan administration is delegated shall consist solely of Board members who qualify as (i) “Non-Employee Directors” as defined under Rule 16b-3 under the Exchange Act and (ii) “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision of the Code and applicable Treasury regulations thereunder, if and to the extent such qualification is necessary so that grants made under the Plan or the exercise of rights thereunder will qualify for any tax or other material benefit to participants or the Company and any of its subsidiaries under applicable law.

3.	Grants.

Grants under the Plan may be in the form of options which qualify as “incentive stock options” within the meaning of Code Section 422 or any successor provision (“Incentive Stock Options”), options which do not so qualify (“Nonqualified Options” and, collectively with Incentive Stock Options, the “Options”), and grants of stock (“Stock Grants”), including stock which is subject to certain forfeiture risks and restrictions on transferability (“Restricted Stock”). Incentive Stock Options may be granted only to employees of the Company or any of its subsidiaries. Each grant of an Option shall be designated in the applicable “Grant Agreement” (as defined in Section 5) as an Incentive Stock Option or a Nonqualified Option, as appropriate. If, notwithstanding its designation as an Incentive Stock Option, all or a portion of any Option grant does not qualify under the Code as an Incentive Stock Option, the portion which does not so qualify shall be treated for all purposes hereunder as a Nonqualified Option.

4.	Shares Subject to the Plan.

Subject to adjustment as provided in Section 9, the maximum aggregate number of shares of Common Stock that may be subject to grants made under the Plan is 1,089,235 shares. The Common Stock to be offered under the Plan shall be authorized and unissued Common Stock or issued Common Stock that shall have been reacquired by the Company and held in its treasury. The Common Stock covered by any unexercised portion of terminated stock options granted under the Plan, or by any grant of Restricted Stock which is forfeited, may again be subject to new grants under the Plan. In the event the purchase price of an Option is paid in whole or in part through the delivery of Common Stock, only the net number of shares of Common Stock issuable in connection with the exercise of the Option shall be counted against the number of shares remaining available for grant under the Plan.

5.	Participants.

The Board shall determine and designate from time to time those employees, directors, consultants and advisors of the Company or any of its subsidiaries who shall be awarded Options or Stock Grants under the Plan and the number of shares of Common Stock to be covered by each such Option or Stock Grant; provided, that any such consultants or advisors who receive grants under the Plan render bona fide services to the Company or any of its subsidiaries that are not in connection with the offer or sale of securities in a capital-raising transaction. In making its determinations, the Board shall take into account the present and potential contributions of the respective individuals to the success of the Company and any of its subsidiaries and such other factors as the Board shall deem relevant in connection with accomplishing the purposes of the Plan. Each grant shall be evidenced by a written agreement or grant form (“Grant Agreement”) as the Board shall approve from time to time.

6.	Fair Market Value.

For all purposes under the Plan, the term “Fair Market Value” shall mean, as of any applicable date, (a) if the Common Stock is traded on a national securities exchange, including The Nasdaq Stock Market, the closing price of the Common Stock on such exchange on such date, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; or (b) if the Common Stock is not traded on a national securities exchange, the Fair Market Value of the Common Stock as determined in good faith by the Board. In all cases, Fair Market Value shall be determined in a manner that complies with the requirements of Code Section 409A and regulations and rulings thereunder.

7.	Grants of Options.

a. Exercise Price of Options. Except as otherwise provided in Section 7(e), Incentive Stock Options shall be granted at an exercise price of not less than 100% of the Fair Market Value on the date of grant; provided, however, that Incentive Stock Options granted to a participant who at the time of such grant owns (within the meaning of Code Section 424(d)) more than 10% of the voting power of all classes of stock of the Company (a “10% Holder”) shall be granted at an exercise price of not less than 110% of the Fair Market Value on the date of grant. Nonqualified Options shall be granted at an exercise price as determined in each case by the Board; provided, that if a Nonqualified Option is granted at an exercise price which is less than Fair Market Value on the date of grant, the terms of the Nonqualified Option must comply with all requirements applicable to non-exempt options treated as deferred compensation under Code Section 409A.

b. Term and Termination of Options.

1. The Board shall determine the term within which each Option may be exercised, in whole or in part, provided that (A) such term shall not exceed ten (10) years from the date of grant, (B) the term of an Incentive Stock Option granted to a 10% Holder shall not exceed five (5) years from the date of grant, and (C) the aggregate Fair Market Value (determined on the date of grant) of Common Stock with respect to which Incentive Stock Options granted to a participant under the Plan or any other plan of the Company and any of its subsidiaries become exercisable for the first time (“vest”) in any single calendar year shall not exceed $100,000.

2. Unless otherwise determined by the Board, all rights to exercise vested Options shall terminate on the first to occur of (A) the scheduled expiration date as set forth in the applicable Grant Agreement, (B) sixty (60) days following the date of termination of employment for any reason other than the participant’s death or permanent disability (as defined in Code Section 22(e)(3)), (C) one (1) year following the date of termination of employment or provision of services by reason of the participant’s death or permanent disability (as defined in Code Section 22(e)(3)), or (D) as may be otherwise provided in the event of a Change of Control as defined in Section 11; provided, however, that in the event that a participant ceases to be employed by or to provide services to the Company or a subsidiary due to a termination for “cause” (as defined in Section 7(b)(3)), all rights to exercise vested Options held by such participant shall terminate immediately as of the date such participant ceases to be employed by or to provide services to the Company or a subsidiary. Unless otherwise determined by the Board, vesting of Options ceases immediately upon termination of employment for any reason, and any portion of an Option that has not vested on or before the date of such termination is forfeited on such date.

3. As used in this Plan, the term “cause” shall mean (A) “cause” as defined in any applicable employment or services agreement between the Company and a participant for purposes of determining whether a termination of such agreement is for cause or (B) in the absence of such agreement, a determination by the Board that the participant has engaged in fraudulent, disloyal, or criminal conduct injurious to the Company or any of its subsidiaries, including, without limitation, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, the disclosure of trade secrets or confidential information of the Company or any of its subsidiaries to persons not entitled to receive such information, or breach of any noncompetition or nonsolicitation covenant between the participant and the Company or a subsidiary.

c. Payment for Shares. Full payment for shares purchased upon exercise of Options granted under the Plan shall be made at the time the Options are exercised in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Board may approve, including, without limitation, (i) by the participant’s delivery to the Company of a promissory note containing such terms as the Board may determine, (ii) by the participant’s delivery to the Company of shares of Common Stock that have been held by the participant for at least six (6) months prior to exercise of the Options, valued at the Fair Market Value of such shares on the date of exercise, or (iii) if the Common Stock is publicly traded, pursuant to a cashless exercise arrangement with a broker on such terms as the Board may determine; provided, however, that if payment is made pursuant to clause (i), the then par value of the purchased shares shall be paid in cash if required by applicable law or otherwise deemed appropriate by the Board. No shares of Common Stock shall be issued to the participant until such payment has been made, and a participant shall have none of the rights of a stockholder with respect to Options held by such participant.

d. Other Terms and Conditions. The Board shall have the discretion to determine terms and conditions, consistent with the Plan, which will be applicable to Options, including, without limitation, (i) performance-based criteria for vesting or for acceleration of the date on which certain Options shall become exercisable and (ii) permitting unvested Options to be exercised for Restricted Stock with the same vesting provisions as the unvested Options so exercised. Options granted to the same or different participants, or at the same or different times, need not contain similar provisions.

e. Substitution of Options. Options may be granted under the Plan from time to time in substitution for stock options of other entities (“Acquired Companies”) in connection with the merger or consolidation of the Acquired Company with the Company or any of its subsidiaries, the acquisition by the Company or by any of its subsidiaries of all or a portion of the assets of the Acquired Company, or the acquisition of stock of the Acquired Company such that the Acquired Company becomes a subsidiary of the Company. Where the stock options of the Acquired Companies for which Options hereunder are being substituted were incentive stock options, such options may be replaced with Incentive Stock Options hereunder so long as the terms of the Incentive Stock Options so granted comply with applicable requirements under Code Section 424(a).

8.	Stock Grants.

The Board may issue or transfer shares of Common Stock to employees, directors, consultants or advisors under a Stock Grant, upon such terms as the Board deems applicable, including the provisions set forth below:

a. General Requirements. Shares of Common Stock issued or transferred pursuant to Stock Grants may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Board. The Board may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria (including performance-based criteria) as the Board deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions is hereinafter referred to as the “Restriction Period.”

b. Number of Shares. The Board shall determine the number of shares of Common Stock to be issued or transferred pursuant to a Stock Grant and the restrictions, if any, applicable to such shares.

c. Restricted Stock/Requirement of Employment. If a participant who has received a Restricted Stock grant ceases to be employed by the Company and any of its subsidiaries during the Restriction Period, or if other specified conditions are not met, the Restricted Stock grant shall terminate as to all shares covered by the grant as to which the restrictions have not lapsed, and those shares of Common Stock shall be canceled in exchange for the purchase price, if any, paid by the participant for such shares (or, if less, the then-Fair Market Value of such shares). The Board may provide, however, for complete or partial exceptions to this requirement as it deems appropriate.

d. Restricted Stock/Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a participant may not sell, assign, transfer, donate, pledge or otherwise dispose of the shares of Restricted Stock. Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the applicable restrictions. The participant shall be entitled to have the legend removed from the stock certificate covering the shares of Restricted Stock subject to restrictions when all restrictions on such shares lapse. The Board may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares lapse, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares lapse.

e. Restricted Stock/Right to Vote and to Receive Dividends. During the Restriction Period, except as otherwise set forth in the Grant Agreement, the participant shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Board.

f. Restricted Stock/Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Board. The Board may determine, as to any or all Restricted Stock grants, that the restrictions shall lapse without regard to any Restriction Period.

9.	Adjustments to Reflect Capital Changes.

The number and kind of shares subject to outstanding grants, the exercise price applicable to Options previously granted, and the number and kind of shares available subsequently to be granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the Plan or grants under the Plan. To the extent the foregoing adjustments are to be made to outstanding grants, such adjustments shall be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under those grants. The Board shall have the power and sole discretion to determine the nature and amount of the adjustment to be made in each case. The adjustment so made shall be final and binding on all participants.

10.	Right of First Refusal; Right to Repurchase.

a. At any time prior to registration by the Company of its Common Stock under Section 12 of the Exchange Act, the Company shall have a right of first refusal with respect to any proposed sale or other disposition by participants (and their successors in interest by purchase, gift or other mode of transfer) of any shares of Common Stock issued to them under the Plan which are transferable. This right of first refusal shall be exercisable by the Company in accordance with terms and conditions established by the Board.

b. At any time prior to registration by the Company of its Common Stock under Section 12 of the Exchange Act, in the case of any participant whose employment or service is terminated for cause (as defined in Section 7(b)(3)), or who has, in the Board’s reasonable determination, taken any action prior to or following his termination of employment or service which constituted cause (as so defined), the Company shall have the right, exercisable within 120 days following such participant’s termination of employment, to repurchase from the participant (or any successor in interest by purchase, gift or other mode of transfer) any shares of Common Stock issued to such participant under the Plan for the purchase price paid by the participant for such shares of Common Stock (or the Fair Market Value of such Common Stock at the time of repurchase, if lower). This right to repurchase shall be exercisable by the Company in accordance with the terms and conditions established by the Board.

11.	Definition of Change of Control.

For purposes of this Plan, a “Change of Control” shall mean the occurrence of any of the following events:

a. the acquisition (other than solely from the Company) by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than the Company or any subsidiary, affiliate (within the meaning of Rule 144 under the Securities Act of 1933, as amended) or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); or

b. a reorganization, merger, consolidation, share exchange or recapitalization of the Company (a “Business Combination”), other than a Business Combination in which more than 50% of the combined voting power of the outstanding Voting Securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

c. a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company’s assets.

12.	Consequences of a Change of Control.

a. Unless otherwise determined by the Board, upon a Change of Control, (i) each outstanding Option shall be assumed by the Acquiring Corporation (as defined below) or parent thereof or replaced with a comparable option or right to purchase shares of the capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof, or other comparable rights (such assumed and comparable options and rights, together, the “Replacement Options”) and (ii) each share of Restricted Stock shall be converted to a comparable restricted grant of capital stock, or equity equivalent instrument, of the Acquiring Corporation or parent thereof or other comparable restricted property (such assumed and comparable restricted grants, together, the “Replacement Restricted Stock”). The term “Acquiring Corporation” means the surviving, continuing, successor or purchasing corporation, as the case may be. Notwithstanding anything in the Plan to the contrary, the Board shall have discretion, in the applicable Grant Agreement or an amendment thereof, to provide for an acceleration of options and/or elimination of restrictions on Restricted Stock upon a Change of Control. The Board may determine in its discretion (but shall not be obligated to do so) that in lieu of the issuance of Replacement Options, all holders of outstanding Options which are exercisable immediately prior to a Change of Control (including those that become exercisable under this Section 12(a)) will be required to surrender them in exchange for a payment by the Company, in cash or Common Stock as determined by the Board, of an amount equal to the amount (if any) by which the then Fair Market Value of Common Stock subject to unexercised Options exceeds the exercise price of those Options, with such payment to take place as of the date of the Change of Control or such other date as the Board may prescribe.

b. Any Options that are not assumed or replaced by Replacement Options, exercised, or cashed out prior to or concurrent with a Change of Control (including, without limitation, any Options that are not exercisable as of the effective date of the Change of Control) will terminate effective upon the Change of Control or at such other time as the Board deems appropriate, unless otherwise expressly provided in any applicable Grant Agreement.

13.	Transferability of Options.

Unless otherwise determined by the Board with respect to Nonqualified Options, Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution and are exercisable during a participant’s lifetime only by the participant.

14.	Withholding.

The Company shall have the right to deduct any taxes required by law to be withheld in respect of grants under the Plan from amounts paid to a participant in cash as salary, bonus or other compensation. In the Board’s discretion, a participant may be permitted to elect to have withheld from the shares otherwise issuable to the participant, or to tender to the Company, a number of shares of Common Stock the aggregate Fair Market Value of which does not exceed the minimum required withholding rate for federal (including FICA), state and local tax liabilities. Any such election must be in a form and manner prescribed by the Board.

15.	Construction of the Plan.

The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely by the Board. Any determination by the Board shall be final and binding on all participants. The Plan shall be governed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of such laws.

16.	No Right to Grant; No Right to Employment.

No person shall have any claim of right to be granted an Option or Stock Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its subsidiaries or as giving any consultant, advisor or director of the Company or any of its subsidiaries any right to continue to serve in such capacity.

17.	Grants Not Includable for Benefit Purposes.

Income recognized by a participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the participant which are maintained by the Company or any of its subsidiaries, except as may be provided under the terms of such plans or determined by resolution of the Board.

18.	No Strict Construction.

No rule of strict construction shall be implied against the Company, the Board or any other person in the interpretation of any of the terms of the Plan, any grant made under the Plan or any rule or procedure established by the Board.

19.	Captions.

All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

20.	Severability.

Whenever possible, each provision in the Plan and every grant under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any grant under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other grant under the Plan shall remain in full force and effect.

21.	Legends.

All certificates for Common Stock delivered under the Plan shall be subject to such transfer and other restrictions as may be provided under the Plan or the applicable Grant Agreement or as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Common Stock is then listed or quoted and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

22.	Market Standoff Requirement.

In connection with any underwritten public offering of its Common Stock (“Offering”) and upon request of the Company or the underwriters managing the Offering, participants shall not be permitted to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise directly or indirectly dispose of any Common Stock delivered under the Plan (other than those shares of Common Stock included in the Offering) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of the registration statement with respect to such Offering as may be requested by the Company or such managing underwriters and shall execute an agreement reflecting the foregoing as may be requested by the underwriters in connection with such Offering.

23.	Amendment.

The Board may, by resolution, amend or revise the Plan, except that such action shall not be effective without stockholder approval if such stockholder approval is required to maintain the compliance of the Plan and/or grants made to directors, executive officers or other persons with Rule 16b-3 promulgated under the Exchange Act or any successor rule. The Board may not modify any Options previously granted under the Plan in a manner adverse to the holders thereof without the consent of such holders, except in accordance with the provisions of Sections 9, 12, 24 or 25.

24.	Modification for Grants Outside the U.S.

The Board may, without amending the Plan, determine the terms and conditions applicable to grants of Options or Stock Grants to participants who are foreign nationals or employed outside the United States in a manner otherwise inconsistent with the Plan if the Board deems such terms and conditions necessary in order to recognize differences in local law or regulations, tax policies or customs.

25.	Compliance with Code Section 409A.

Grants under this Plan are intended in all cases either to be exempt from treatment as “deferred compensation” under Code Section 409A or to comply with the requirements applicable to deferred compensation under Code Section 409A, such that no grant hereunder will result in the imposition of taxes under Code Section 409A on any participant. Any ambiguities in construction under the Plan shall be interpreted in order to effectuate such intent. In the event that, after the issuance of a grant under the Plan, Code Section 409A or regulations thereunder are issued or amended, or the Internal Revenue Service or Treasury Department issues additional guidance interpreting Code Section 409A, the Board may, without the consent of the participant, modify the terms of any such previously issued grant to the extent the Board determines that such modification is necessary to maintain an exemption from or to comply with the requirements of Code Section 409A.

26.	Termination of Plan.

The Plan shall terminate on May 26, 2019, unless it is earlier terminated by the Board. Termination of the Plan shall not affect previous grants under the Plan.